UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2023

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-35877		46-1347456
(Commission File Number)		(IRS Employer Identification No.)

One Park Place, Suite 200 Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 571-9860

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2023, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) entered into a Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”) with Equiniti Trust Company, LLC, in its capacity as Rights Agent, and the Board of Directors (the “Board”) of the Company authorized a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), to be paid to all record holders of Common Stock at the close of business on November 21, 2023 (the “Record Date”). The following is a summary description of the material terms and conditions of the Rights and the Tax Benefits Preservation Plan. This summary is intended to provide a general description only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Tax Benefits Preservation Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Tax Benefits Preservation Plan.

The Tax Benefits Preservation Plan is intended to reduce the risk that the Company’s ability to use its net operating losses (“NOLs”) and certain other Tax Benefits will become substantially limited as the result of an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder. As of December 31, 2022, the Company and its subsidiaries had approximately $465 million of NOLs and $21 million of tax credits available that may be used to offset future taxable income. An ownership change generally occurs for purposes of Section 382 of the Code if a Person or group of Persons who Beneficially Own 5% or more of the Company’s outstanding Common Stock (or other Company Securities) increase their Percentage Stock Ownership by more than 50 percentage points during any rolling three-year period. For purposes of the Tax Benefits Preservation Plan, “Beneficial Ownership” of Company Securities is defined to include, among other things, direct and indirect ownership (actual or constructive) within the meaning of Section 382 of the Code and Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, as well as Derivative Positions whose pricing or value is derived from or related to, in whole or in part, the value of Company Securities. The Tax Benefits Preservation Plan reduces the risk of an ownership change by deterring any Person from obtaining a Percentage Stock Ownership of 4.9% or more of the outstanding Company Securities. As described below under “Certain Exceptions and Exemptions,” any stockholder whose Percentage Stock Ownership is presently 4.9% or more will not be considered an “Acquiring Person” (as defined below), unless and until such Person increases its Percentage Stock Ownership after the date hereof (except to the extent another exception to such subsequent increase applies under the Tax Benefits Preservation Plan).

Rights; Distribution Date; Exercise Period

The Rights are not exercisable until a Distribution Date (as described below) occurs. Prior to a Distribution Date, (i) the Rights will be evidenced solely by notations in the book entry accounts for the shares of Common Stock and will be transferrable only in connection with a transfer of the underlying shares of Common Stock, (ii) in connection with the issuance of any shares of Common Stock after the Record Date and prior to the earlier of the Distribution Date and the Expiration Date, one Right will be issued for each share of Comon Stock issued, subject to adjustment pursuant to the Tax Benefits Preservation Plan, (iii) each share of Common Stock issued after the Record Date will contain a notation in the respective book entry accounts for such shares of Common Stock referencing the Rights associated with such shares and incorporating the Tax Benefits Preservation Plan by reference and (iv) any transfer of the underlying shares of Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock. Until a Right is exercised, the holder thereof, in its capacity as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of Rights.

Following the occurrence of a Distribution Date, each Right initially will entitle the registered holder thereof to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a purchase price of $100 per Unit, subject to adjustment as described below (the “Purchase Price”), except that, after a Flip-In Event or a Flip-Over Event, each as defined below, the Rights become exercisable for Common Stock or common stock of the surviving or acquiring entity, as described below.

Subject to certain exceptions specified in the Tax Benefits Preservation Plan, unless the Rights have been redeemed by the Board, as described below, the Rights will separate from the Common Stock and become exercisable and separately transferrable at the close of business on the date (the “Distribution Date”) that is the tenth (10th) Business Day after the earlier of (i) the date on which on which a press release is issued or other public announcement is made (including a filing with the SEC) indicating that a Person, together with its affiliates and associates, has a Percentage Stock Ownership of 4.9% or more (an “Acquiring Person”), or otherwise disclosing the existence of an Acquiring Person (the “Stock Acquisition Date”) and (ii) the date on which a tender offer or exchange offer is commenced that, upon consummation, would result in a Person becoming an Acquiring Person (or, in each case, (i) and (ii), such other date as determined by the Board, in its sole discretion).

Flip-in Trigger

In the event that any Person becomes an Acquiring Person (a “Flip-In Event”), unless such event is a “Flip-Over Event” (as described below), if the Company has not redeemed the Rights on or prior to the tenth (10th) Business Day following the Stock Acquisition Date, then each holder of Rights (other than the Acquiring Person and its affiliates and associates and certain transferees thereof) will, upon exercise of such Rights and payment of the then-current Purchase Price, be entitled to purchase shares of Common Stock having a then-current market value equal to two times the Purchase Price. All Rights that are Beneficially Owned by the Acquiring Person (and its affiliates and associates and certain transferees thereof) become null and void on the Distribution Date and may not be exercised.

Flip-over Trigger

In the event that, at any time following the Stock Acquisition Date, (i) the Company merges or consolidates with another entity and the Company is not the survivor, or the Common Stock is converted into or exchanged for other securities, cash or other property, or (ii) fifty percent (50%) or more of the Company’s assets, cash flow or earning power is sold or otherwise disposed of, each holder of Rights (other than the Acquiring Person (and its affiliates and associates and certain transferees thereof)) shall thereafter have the right to receive, upon exercise of such Rights and payment of the then-current Purchase Price, shares of common stock of the surviving or acquiring entity having a then-current market value equal to two times the then-current Purchase Price (each of the foregoing clauses (i) and (ii) above, a “Flip-Over Event”).

Exchange Feature

At any time after the Distribution Date, and prior to such time as the Acquiring Person’s Percentage Stock Ownership is fifty percent (50%) or more, the Board may, at its option, and in its sole discretion, exchange all or any portion of the outstanding and exercisable Rights (other than Rights owned by the Acquiring Person (and its affiliates and associates and certain transferees thereof), which shall have become null and void), for shares of Common Stock at an exchange ratio of one (1) share of Common Stock for each Right (which ratio is subject to adjustment to reflect stock splits, stock dividends and similar transactions).

Equitable Adjustments

The Purchase Price payable, and the number and kind of shares covered by each Right, and the number of Rights outstanding, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification (ii) if holders of Series A Preferred Stock are issued certain rights, options or warrants to subscribe for or purchase Series A Preferred Stock or securities convertible into Series A Preferred Stock at a price or conversion price less than the then-current market price of the Series A Preferred Stock, or (iii) upon the distribution of cash to holders of Series A Preferred Stock (including upon consummation of a merger), but excluding regular quarterly cash dividends in accordance with the Preferred Stock Articles Supplementary, assets (other than Series A Preferred Stock), evidences of indebtedness or subscription rights or warrants (other than those referred to in clause (ii) above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price. No fractional Rights will be issued, nor will any fractional shares be issued upon exercise of the Rights, and, in lieu thereof, payment in cash will be made based on the closing market price of the Rights, Series A Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights on the last trading date immediately prior to the date on which such fractional Rights would have been issued, or the Rights were exercised, as applicable.

Certain Exceptions and Exemptions

The definition of “Acquiring Person” contained in the Tax Benefits Preservation Plan contains several exceptions, including for (i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or any of its subsidiaries, or any entity or trustee holding Common Stock pursuant to the terms of, or for purposes of funding, any such plan; (iii) any Person, together with all of its affiliates and associates, whose collective Percentage Stock Ownership becomes 4.9% or more as a result of a reduction in the number of Company Securities outstanding due to any acquisition of Company Securities by any Exempt Person or a stock dividend, stock split, reverse stock split or similar transaction, unless and until such Person subsequently increases its Percentage Stock Ownership; (iv) any Person, together with all of its affiliates and associates, whose Percentage Stock Ownership is 4.9% or more as of the time of the Company’s first public announcement of the adoption of the Tax Benefits Preservation Plan, unless and until such Person subsequently increases its Percentage Stock Ownership without prior written consent of the Company (upon approval by the Board, in its sole discretion) or decreases its Percentage Stock Ownership below 4.9%; (v) any Person, together with all of its affiliates and associates, whose Percentage Stock Ownership became 4.9% or more inadvertently, if such Person, within ten (10) Business Days of being requested by the Company to do so, certifies to the Company that it became an Acquiring Person inadvertently (including without actual knowledge that it Beneficially Owned a number of Company Securities that would result in it becoming an Acquiring Person) and who, together with all of its affiliates and associates, thereafter disposes of a number of Company Securities so that it ceases to be an Acquiring Person; (vi) any Person who would become an Acquiring Person solely as a result of (a) unilateral grants or issuances of Company Securities by the Company (including restricted stock), (b) pre-arranged purchases by directors, officers or employees of the Company or its subsidiaries pursuant to a dividend reinvestment plan sponsored by the Company or (c) exercises of outstanding options, warrants, rights or similar interests granted by the Company to directors, officers or employees of the Company or its subsidiaries; and (vii) any Person who the Board has affirmatively determined, in its sole discretion, shall not be deemed an Acquiring Person, for so long as such Person complies with any limitations or conditions imposed by the Board and unless and until the Board shall determine otherwise.

Redemption of Rights

The Board may, at its option and in its sole discretion, at any time prior to the close of business on the earlier of (i) the tenth (10th) Business Day following the Stock Acquisition Date and (ii) the Final Expiration Date, redeem all of the Rights in whole, but not in part, at a price of $0.001 per Right, subject to adjustment as described above with respect to the Purchase Price (the “Redemption Price”). The Company may, at its option, pay such Redemption Price in cash, Common Stock or other consideration deemed appropriate by the Board. The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board may establish, in its sole discretion. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Rights

Any of the provisions of the Tax Benefits Preservation Plan may be amended or supplemented by the Company, upon prior approval of the Board, in its sole discretion, at any time prior to the Distribution Date without the consent of any holders of Rights. After the Distribution Date, the provisions of the Tax Benefits Preservation Plan may be amended or supplemented by the Company, upon prior approval of the Board, in its sole discretion, without the consent of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained therein that may be defective or inconsistent with any other provisions therein, (iii) make changes that the Company may deem necessary or desirable and that do not adversely affect the interests of holders of Rights (in their capacity as such), other than the Acquiring Person (and its affiliates and associates and certain transferees thereof) or (iv) shorten or lengthen any time period under the Tax Benefits Preservation Plan (other than the Final Expiration Date, which may not be amended without approval by a majority of votes cast by holders of outstanding shares of Common Stock entitled to vote thereon at a stockholders’ meeting at which a quorum is present), except that no amendment pursuant to the foregoing clause (iii) or (iv) may be made at such time as the Rights are not redeemable.

Expiration of Rights

The Rights will expire upon the earliest to occur of: (i) the close of business on November 2, 2026 (the “Final Expiration Date”), (ii) the close of business on November 2, 2024, if approval of the Tax Benefits Preservation Plan by the Company’s stockholders has not been received prior to such date, (iii) the time at which the Rights are redeemed or exchanged as provided in the Tax Benefits Preservation Plan, (iv) the close of business on the date set by the Board following a determination by the Board that the Tax Benefits Preservation Plan is no longer necessary or desirable for the preservation of Tax Benefits and (v) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Company’s adoption of the Tax Benefits Preservation Plan referenced in Item 1.01 and 3.03 above, the Board classified a series of preferred stock designated as Series A Preferred Stock, on the terms set forth in the Articles Supplementary to the Company’s charter filed with the State Department of Assessments and Taxation of Maryland on November 2, 2023. The description herein of the Series A Preferred Stock is intended to provide a general description only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Articles Supplementary, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and are incorporated herein by reference. The information set forth above under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On November 2, 2023, the Company issued a press release announcing the Company’s adoption of the Tax Benefits Preservation Plan and the dividend of Rights to all record holders of Common Stock on November 21, 2023. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary of Series A Junior Participating Preferred Stock of Hannon Armstrong Sustainable Infrastructure Capital, Inc.

4.1	Tax Benefits Preservation Plan, dated as of November 2, 2023, between Hannon Armstrong Sustainable Infrastructure Capital, Inc. and Equiniti Trust Company, LLC.

99.1	Press Release of Hannon Armstrong Sustainable Infrastructure Capital, Inc., dated November 2, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2023	HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

	By:	/s/ Steven L. Chuslo
	Name:	Steven L. Chuslo
	Title:	Executive Vice President and Chief Legal Counsel